UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.    )

Filed by the Registrant   ☒

Filed by a Party other than the Registrant   ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Communications Systems, Inc.
(Name of Registrant as Specified In Its Charter)

N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

+ Merger aims to establish a vertically integrated energy services company through the acquisition of regional solar, storage and energy service businesses nationwide Investor Presentation February 28, 2022

Certain Notices FORWARDLOOKINGSTATEMENTS Inconnectionwiththispresentationandinthispresentation,managementofCommunicationsSystems,Inc.(“CSI’)makescertainforward-lookingstatementswithinthemeaningofthePrivate SecuritiesLitigationReformActof1995.Allstatements,otherthanstatementsofpresentorhistoricalfact,includedinthispresentationregardingtheproposedmergertransactioninvolving PineappleEnergyLLC(“Pineapple”)areforward-lookingstatements. Theseforward-lookingstatementsarebasedonCSImanagement’scurrentexpectationsandassumptionsaboutfuture eventsandarebasedoncurrentlyavailableinformationastotheoutcomeandtimingoffutureevents.Theseforward-lookingstatementsaresubjecttonumerousrisksanduncertainties,including: (i)theconditionstotheclosingofCSI-Pineapplemergertransactionmaynotbesatisfied;(ii)theoccurrenceofanyotherriskstoconsummationoftheCSI-Pineapplemergertransaction,including theriskthattheCSI-Pineapplemergertransactionwillnotbeconsummatedwithintheexpectedtimeperiodoranyevent,changeorothercircumstancesthatcouldgiverisetotheterminationof theCSI-Pineapplemergertransaction;(iii)theCSI-Pineapplemergertransactionhasinvolvedgreaterthanexpectedcostsanddelaysandmayinthefutureinvolveunexpectedcosts,liabilitiesor delays;(iv)theCompany’sabilitytosellitsotherlegacyoperatingbusinessassetsanditsrealestateassetsatattractivevalues;(v)thereisnoassurancethatCSIwillreceiveanyofthemaximum $7.0millionearnoutrelatingtotheAugust2,2021saleofCSI’sElectronics&SoftwareSegment;(vi)thecombinedcompanywillbeentitledtoretaintenpercentofthenetproceedsofCSIlegacy assetsthataresoldpursuanttoagreementsenteredintoaftertheeffectivedateofthemerger;(vii)risksthatthemergerwilldisruptcurrentCSIplansandoperationsorthatthebusinessorstock priceofCSImaysufferasaresultofuncertaintysurroundingtheCSI-Pineapplemergertransaction;(viii)theoutcomeofanylegalproceedingsrelatedtotheCSI-Pineapplemergertransaction; (ix)thefactthatCSIcannotyetdeterminetheexactamountandtimingofanyadditionalpre-CSI-Pineapplemergercashdividends,ifany,ortheultimatevalueoftheContingentValueRightsthat CSIintendstodistributetoitsshareholdersimmediatelypriortotheclosingoftheCSI-Pineapplemergertransaction;and(x)theanticipatedbenefitsoftheproposedmergertransactionwith Pineapplemaynotberealizedintheexpectedtimeframe,oratall.CSIundertakesnoobligationtoupdateorreviseanyforward-lookingstatements,whetherasaresultofnewinformation,future eventsorotherwise,exceptasmayberequiredunderapplicablesecuritieslaws. Certain market datainformationin this presentationis basedon theestimatesof PineappleEnergyand CSI management. PineappleEnergyand CSI obtainedthe industry, marketand competitivepositiondatausedthroughoutthispresentationfrominternalestimatesandresearchaswellasfromindustrypublicationsandresearch,surveysandstudiesconductedbythirdparties. PineappleEnergyandCSIbelievestheirestimatestobeaccurateasofthedateofthispresentation. However,thisinformationmayprovetobeinaccuratebecauseofthemethodbywhich PineappleEnergyorCSIobtainedsomeofthedataforitsestimatesorbecausethisinformationcannotalwaysbeverifiedduetothelimitsontheavailabilityandreliabilityofrawdata,the voluntarynatureofthedatagatheringprocess. TRADEMARKSANDINTELLECTUALPROPERTY Alltrademarks,servicemarks,andtradenamesofPineappleorCSIortheirrespectivesubsidiariesoraffiliatesusedhereinaretrademarks,servicemarks,orregisteredtrademarksofPineapple orCSI,respectively,asnotedherein.Anyotherproduct,companynames,orlogosmentionedhereinarethetrademarksand/orintellectualpropertyoftheirrespectiveowners.

Certain Notices (Cont’d) ADDITIONAL INFORMATION AND WHERE TO FIND IT In connection with the proposed merger with Pineapple, Communications Systems, Inc. (“CSI”) filed a registration statement onForm S-4 (File No. 333-260999) with the Securities and Exchange Commission (SEC) on November 12, 2021 (as amended, the “Registration Statement”). The Registration Statement includes a proxystatement/prospectus, and was declared effective by the SEC on February 3, 2022. Beginning February 4, 2022, a copy of the proxy statement/prospectus dated February 3, 2022 was sent to CSIshareholders as of the close of business on January 27, 2022, the record date established for the special meeting. CSI URGES INVESTORS, SHAREHOLDERS AND OTHER INTERESTED PERSONS TO READ THE REGISTRATION STATEMENT AND PROXY STATEMENT/PROSPECTUS, AND ANY AMENDMENTS OR SUPPLEMENTS THERETO, AND ANY OTHER DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE MERGER BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION. The Registration Statement, preliminary and definitive proxy statement/prospectus, any other relevant documents, and all other documents and reports CSI filed with or furnishes to the SEC are (or, when filed, will be) available free of charge under the "Financial Reports" tab of the Investors Relations section of our website at www.commsystems.com or by directing a request to: Communications Systems, Inc., 10900 Red Circle Drive, Minnetonka, MN 55343. The contents of the CSI website is not deemed to be incorporated by reference into presentation, the Registration Statement or the proxy statement/prospectus. The documents and reports that CSI files with or furnishes to the SEC are (or, whenfiled, will be) available free of charge through the website maintained by the SEC at http://www.sec.gov. PARTICIPANTS IN THE SOLICITATION CSI, Pineapple and their respective directors and executive officers may be considered participants in the solicitation of proxies by CSI in connection with approval of the proposed merger and other proposals to be presented at the CSI special meeting of shareholders. Information regarding the names of these persons andtheir respective interests in the transaction, by securities holdings or otherwise, are set forth in the proxy statement/prospectus dated February 3, 2022. To the extent CSI directors and executive officers or their holdings of CSI securities have changed from the amounts disclosed in such filing, to CSI’s knowledge, these changes have been reflected on statements of change in ownership on Form 4 on file with the SEC. You may obtain these documents (when they become available, as applicable) free of charge through the sources indicated above.

Today’s Presenters Roger Lacey Executive Chairman, CSI Mark Fandrich Chief Financial Officer, CSI Kyle Udseth Founder & CEO, Pineapple

Creating CSI Shareholder Value Over the Year Steps completed › CSI announces agreement to merge with Pineapple Energy LLC › CVRs to be distributed to pre-merger CSI shareholders › Closed sale of its E&S businesses (Transition Networks and Net2Edge) to Lantronix › Paid $3.50 per share dividend › Entered into agreement for $32 million in equity financing for post-merger Pineapple Energy › Secured reimbursement of transaction expenses for the benefit of CVR holders › Existing CSI shareholders will continue to hold 9.7 million shares in the post-merger Pineapple Holdings Announced: March 2021 Anticipated Close: March 2022 Source: CSI Press Releases

Why Support the Transaction? CSI shareholders, through their ownership of CSI common stock following the merger, to benefit from Strategic and Financial Benefits of the Transaction Fast-growing industry Customer sentiment and continued public policy momentum, growing scale-derived operating efficiencies that may be re-invested into the post-merger company Acquisitions 1. HEC is a leading sustainable energy provider in Hawaii, with over 9,000 residential systems installed and growing 2. E-Gearoperates as a technology developer and manufacturer of energy management software and hardware in Hawaii. 3. Pineapple’s cornerstone acquisitions of selected assets of Sungevity and Horizon Solar Power in December 2020 provides a well-known brand name and access to a database with both historical customers and 115,000 unconverted Sungevity leads 4. National consolidation strategy to acquire leading independent solar, storage and home energy management companies Pineapple’s vision of building a vertically integrated business The potential growth of Pineapple’s residential solar, battery storage, and grid services solutions business Furthermore…. • Public company expense post-merger will be born by post-merger company, not CVRs • CVRs provides pre-merger CSI shareholders opportunity to receive value of pre-merger CSI assets • Estimated $3.4 million in CSI transaction expenses to be paid from PIPE Offering proceeds

Pineapple Energy At a Glance Aiming to build the nation’s leading residential energy management company Vision: The Pineapple Energy family of brands provides homeowners an end-to-end product offering spanning solar, battery storage, and grid services. Portfolio of Brands The growth strategy includes: –Organically grow in legacy markets i.e. CA, NJ, NY, MA –Grow via acquisition in markets e.g. TX, FL, AZ, NV –Cross-sellingbattery storage, energy management, EV chargers etc. to current customers –Grid servicesfrom aggregating customer products expands scope & creates recurring revenue model –HEC has operated on an EBITDA positive basis

Summary –Maximizing CSI Shareholder Value 2018 2019 2020 2021 2022 – April 5, 2019 -CSI Subsidiary, Suttle Inc., Sells Its FutureLink TM Fiber Business Line 2019 – May 2018 –CSI Announces Exploration of Strategic Alternatives – July 2018 -CSI Engages Northland Capital Markets – December 18, 2018 -CSI Initiates Restructure and New Leadership 2018 – March 11, 2020 -CSI Subsidiary, Suttle Inc., Sells the Remainder of its Business Line – May 14, 2020 -CSI Acquires Ecessa Corporation – June 1, 2020 -CSI Makes Minority Investment In Quortus – November 5, 2020 -CSI Acquires IVDesk’s Operating Assets 2020 – March 2, 2021 -CSI Announces Agreement For Merger Transaction With Pineapple Energy LLC – June 28, 2021 -CSI Announces Agreement for $25 Million PIPE Investment – July 28, 2021 -CSI Approved The Sale Of Its Transition Networks And Net2Edge Businesses – September 15, 2021 -CSI Announces Agreement For Upsized $32 Million PIPE Investment 2021 Contingent Value Right (CVR) CSI Legacy Asset Summary Available to CVR – $6.4 million in Cash + Reimbursement of Merger Related Expenses (Est. $3.4 million) – $6.82 million from Pending Sale of Minnetonka HQ (less expenses, commissions) – Any earnouts paid from the sale of Electronics & Software segment to Lantronix (Max $7.0 million) – Any future proceeds from the sale of the Services & Support (S&S) operating segment – CVRs reduced by legacy asset transaction expense, cash needed to fund the continued operation of the S&S segment, and also reserves and holdbacks in the form of time-bound escrows

Post-Closing Senior Management & Board of Directors Roger Lacey Chairman Kyle Udseth Chief Executive Officer & Director Mark Fandrich Chief Financial Officer Scott Honour Director Randy Sampson Independent Director Michael Zapata Independent Director Marilyn Adler Independent Director Tom Holland Independent Director

Home Energy Mgmt. –The Future of Home Ownership

Providing Energy Security to Our Customers Acquisition Targets/ Third Party Partners Expertise We providecustomers the best products that fit their unique needs We deliver exceptional customer experiences, leading to referrals and cross-sell opportunities 11 Lead to Sale Technology Grid Services Design Digital, Word-of-mouth and referral leads; flexible sales options to meet customer preference Goal to be leading nationwide vendor for cutting-edge product offerings from Enphase, Generac, and others Become a pioneer in partnering with utilities to monetize grid-edge assets (i.e. batteries, smart-energy controllers) Installation Service Customer management platform ensuring high quality, low risk delivery coupled with best-in- class customer engagement Financing

Differentiation in the Market Lead Generation & Origination Traditional Solar Best-of-Breed Technology

Residential Solar Sector Snapshot Total Market Opportunity in Core Verticals 1 $0.8 $1.9 $6.5 $7.5 $8.6 Ongoing Service and Support Originators Installers Systems Financiers Panel Manufacturing ($ in Billions) Key Growth Drivers of Residential Solar Ongoing decline in cost makes solar an attractive solution for homeowners New consumer financing structures provide access to residential solar systems for an expanding customer base Residential solar enables other energy products and services, such as storage and EV charging, adding additional value State-level policy developments around financial incentives and tariffs help bolster the market 2023E Total U.S. Residential Solar Market $25.3 Billion (1) Source: Allied Market Research [Month/Year]

Residential Solar Ancillary Products & Services Solar is just the Start ▪ Residential solar can unlock adjacent revenue opportunities: ▪ Energy Storage: Support rooftop solar and provide ancillary grid services ▪ Smart Appliances: Improve efficiency from common household appliances ▪ Energy Mgmt. / Software: Control and optimize household energy use ▪ Services / Repair: Maintain optimal performance of equipment ▪ Comfort / Lighting: Improve energy efficiency by controlling HVAC and lighting ▪ Security: Give homeowners peace of mind that their homes are secured Residential Energy Services Platform Residential Solar Energy Storage Smart Appliances Energy Mgmt. Software Service / Repair Comfort / Lighting Security Market Size: ~$1.5bn Market Size: ~$2.0bn Market Size: ~$8.8bn Market Size: ~$7.0bn Ability to cross sell/upsell additional smart home products 2023E Total U.S. Residential Solar Market 1 $25.3 Billion Market Size: ~$4.3bn Market Size: ~$2.9bn (1) Source: Allied Market Research [Month/Year]

Contact Info 315 Lake St E Wayzata, MN 55391 Tel: (612) 444-6697 Mark Fandrich Chief Financial Officer Mark.fandrich@commsysinc.com 10900 Red Circle Drive Minnetonka, MN 55343 Tel: (955) 941-2322 Kyle Udseth Chief Executive Officer kyle@pineappleenergy.com Lena Cati Senior Vice President lcati@equityny.com (212) 836-9611 Gary Dvorchak, CFA Managing Director gary@blueshirtgroup.com (323) 240-5796